SUB-ITEM 77Q1(a)



Appendix A, dated October 26, 2010, to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated
January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 76 to the
Registration  Statement of MFS Series Trust X (File Nos.  33-1657 and
 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 24, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.



An Amendment, dated June 24, 2010, to the Amended and Restated Declaration of Trust of MFS Series Trust XII, dated June 29, 2005, is contained in Post-Effective Amendment No. 16 to the Registration Statement for MFS Series
Trust XII (File Nos.  333-126328 and 811-21780),  as filed with the Securities and Exchange Commission via EDGAR on
June 30, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.